UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 30, 2009

NURX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-26694	87-0681500
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18 Technology, Suite 130
Irvine, CA  92618
(Address of Principal Executive Offices) (Zip Code)

(949) 336-7111
(Registrant’s telephone number,
including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 30, 2009, NuRx Pharmaceuticals, Inc. (“NuRx”) entered into a Contribution Agreement (the “Contribution Agreement”) with QuantRx Biomedical, Inc. (“QuantRx”).  Pursuant to the Contribution Agreement, QuantRx will contribute intellectual property and other assets related to its lateral flow strip technology and related lateral flow strip readers into QN Diangnostics, LLC, a newly formed Delaware limited liability company that was formed as a joint venture between NuRx and QuantRx (the “Joint Venture”).

NuRx and QuantRx have also entered into a Limited Liability Company Agreement to govern the Joint Venture, dated July 30, 2009 (the “LLC Agreement”).  Under the terms of the LLC Agreement, NuRx will contribute $5,000,000 in cash to the Joint Venture.  Following the respective contributions by NuRx and QuantRx to the Joint Venture, NuRx and QuantRx will each own a 50% interest in the Joint Venture.  The purpose of the Joint Venture will be to research, develop and commercialize products incorporating the lateral flow strip technology and related lateral flow strip readers (the “Lateral Flow Products”).

Under the terms of the LLC Agreement, upon the consummation of the transactions contemplated by the Contribution Agreement, the Joint Venture will make a $2,000,000 cash distribution to QuantRx.  In addition, subject to certain exceptions, NuRx, at its sole election, will be entitled to a distribution of up to $1,500,000 from the Joint Venture (the “NuRx Distribution”) which must be repaid by NuRx within thirty days after the Joint Venture meets certain milestone events.

The LLC Agreement also provides for the management and governance of the Joint Venture. Pursuant to the LLC Agreement, the Joint Venture will be managed by a board of directors (the “JV Board”) initially consisting of two NuRx designees, two QuantRx designees and an independent designee mutually selected by QuantRx and NuRx.  Subject to certain exceptions, JV Board decisions will be made by majority vote, provided that NuRx and QuantRx will have veto rights with respect to certain matters.

Pursuant to the LLC Agreement, each member will also be required to make sustaining capital contributions from time to time as the JV Board determines is necessary.  Sustaining capital contributions will be made by NuRx and QuantRx on an equal basis, provided however that QuantRx solely will be responsible for making a sustaining capital contribution with respect to the first $700,000 determined to be required by the JV Board, and thereafter, NuRx solely will be responsible for making a sustaining capital contribution to the extent of any unpaid amount of the NuRx Distribution.

QuantRx and the Joint Venture have also entered into a Development and Services Agreement on July 30, 2009, pursuant to which the Joint Venture has agreed to pay a monthly fee to QuantRx in exchange for QuantRx providing all services, equipment and facilities related to the research, development, regulatory approval and commercialization of the Lateral Flow Products.  The initial monthly fee to be paid to QuantRx will be $250,000, subject to adjustment based on the mutual agreement of the Joint Venture and QuantRx.  If the Joint Venture fails to reach certain milestone events, the Joint Venture will no longer be obligated to make the monthly payments.  All work product performed under the Development and Services Agreement will be the sole property of the Joint Venture.

Each of NuRx and QuantRx have also agreed not to compete with the Joint Venture with respect to the research, development and commercialization of Lateral Flow Products until (i) the earlier of the expiration of the LLC Agreement or (ii) the date on which the Joint Venture ceases to carry on the research, development and commercialization of Lateral Flow Products.

In connection with the transactions described herein, NuRx received two warrants to purchase 2,000,000 shares of QuantRx common stock, or an aggregate of 4,000,000 shares of QuantRx common stock.  The warrants have a net issuance feature and expire on July 30, 2014.  The warrants have an exercise price of $0.50 and $1.25, respectively.

The foregoing descriptions of the Contribution Agreement, the Development and Services Agreement and the LLC Agreement do not purport to be complete and are qualified in their entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 hereto, the Development and Services Agreement, which is filed as Exhibit 10.1 hereto, and the LLC Agreement, which is filed as Exhibit 10.2 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 is hereby incorporated by reference.
Evan Levine, a director of NuRx and the beneficial owner of approximately 4.6% of the outstanding shares of common stock of NuRx, is also a former director of QuantRx and the beneficial owner of approximately 7.4% of the outstanding shares of common stock of QuantRx (such percentages determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934).  The nature of Mr. Levine’s relationships with both companies was fully disclosed to the board of directors of NuRx prior to entering into the transactions described herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, pursuant to the terms of the LLC Agreement, each member will be required to make sustaining capital contributions from time to time as the JV Board determines is necessary.  Sustaining capital contributions will be made by NuRx and QuantRx on an equal basis, provided however that QuantRx solely will be responsible for making a sustaining capital contribution with respect to the first $700,000 determined to be required by the JV Board, and thereafter, NuRx solely will be responsible for making a sustaining capital contribution to the extent of any unpaid amount of the NuRx Distribution.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit	Description

2.1	Contribution Agreement, dated July 30, 2009, by and between the Registrant and QuantRx Biomedical, Inc. *

10.1	Development and Services Agreement, dated July 30, 2009, by and between QuantRx Biomedical, Inc. and QN Diangnostics, LLC. *

10.2	Limited Liability Company Agreement of QN Diangnostics, LLC, to which the Registrant is a party.

* Certain exhibits and schedules are omitted but will be furnished to the Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURX PHARMACEUTICALS, INC.

Date: August 3, 2009	By:	/s/ Dr. Harin Padma-Nathan
Dr. Harin Padma-Nathan
Chief Executive Officer